Exhibit 10.6
NOTE PURCHASE AGREEMENT
BETWEEN
SUN NEW MEDIA, INC.
AND
BARRON PARTNERS LP
DATED
DECEMBER 31, 2005

NOTE PURCHASE AGREEMENT
     This NOTE PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 31st day of December, 2005 between Sun New Media, Inc., a corporation organized and existing under the laws of the State of Minnesota (“SNMD” or the “Company”) and BARRON PARTNERS LP, a Delaware limited partnership (“Investor”).
PRELIMINARY STATEMENT:
WHEREAS, the Investor wishes to purchase from the Company, upon the terms and subject to the conditions of this Agreement, a convertible promissory note in the principal amount of Nine Hundred and Eighteen Thousand ($918,000.00) Dollars in the form attached hereto as Exhibit A (the “Note”) which will be convertible into Four Hundred and Fifty Thousand (450,000.0) shares of common stock of the Company. If the Proposed Transaction, as defined in Exhibit C, is not completed within the time specified in Exhibit C, the conversion price will be adjusted per Exhibit C; and
     WHEREAS, the parties intend to memorialize the purchase and sale of such Note.
     NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE I
INCORPORATION BY REFERENCE, SUPERSEDER AND DEFINITIONS
1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.
1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.
1.3 Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article 1 shall have the meanings set forth elsewhere in this Agreement):
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

     1.3.1 “1933 Act” means the Securities Act of 1933, as amended.
     1.3.2 “1934 Act” means the Securities Exchange Act of 1934, as amended.
     1.3.3 “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than fifty percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.
     1.3.4 “Articles” means the Articles of Incorporation of the Company, as the same may be amended from time to time.
     1.3.5 “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.
     1.3.6 “Closing Date” means December 31, 2005.
     1.3.7 “Common Stock” means shares of common stock of the Company, par value $0.01 per share.
     1.3.9 “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers, consultants or directors of the Company pursuant to any stock or option plan or arrangement duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise of or conversion of any securities issued hereunder, and (c) securities issued pursuant to acquisitions or strategic transactions, provided any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.
     1.3.10 “Material Adverse Effect” shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

     1.3.11 “Minnesota Act” means the Minnesota General Corporation Law, as amended.
     1.3.12 “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.
     1.3.13 “Purchase Price” means the Nine Hundred and Eighteen Thousand Dollars ($918,000.0) paid by the Investor to the Company for the Note.
     1.3.14 “Registration Rights Agreement” shall mean the registration rights agreement between the Investor and the Company attached hereto as Exhibit B.
     1.3.15 “Registration Statement” shall mean the registration statement under the 1933 Act to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as Exhibit B.
     1.3.16 “SEC” means the Securities and Exchange Commission.
     1.3.17 “SEC Documents” shall mean the Company’s latest Form 10-K or 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter, and the Proxy Statement for its latest fiscal year as of the time in question until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.
     1.3.18 “Shares” shall mean, collectively, the shares of Common Stock of the Company issued upon conversion of the Note subscribed for hereunder.
     1.3.19 “Subsequent Financing” shall mean any offer and sale of shares of Preferred Stock or debt that is initially convertible into shares of Common Stock or otherwise senior or superior to the Note.
     1.3.20 “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.
ARTICLE II
SALE AND PURCHASE OF SUN NEW MEDIA, INC. NOTE PURCHASE PRICE~S.CONT
2.1 Sale of Note.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

     (a) Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date the Note for the Purchase Price. The Purchase Price shall be paid by the Investor to the Company on the Closing Date by a wire transfer of the Purchase Price. The Company shall cause the Note to be issued to the Investor upon the release of the Purchase Price to the Company. The Company shall register the shares of Common Stock into which the Note is convertible pursuant to the terms and conditions of a Registration Rights Agreement attached hereto as Exhibit B
     (b) The Note is initially convertible into Four Hundred and Fifty Thousand (450,000.0) shares of Common Stock; provided, however, that the Investor shall not be entitled to convert the Note into shares of Common Stock that would result in beneficial ownership by the Investor and its affiliates of more than 4.9% of the then outstanding number of shares of Common Stock on such date. For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.
2.2 Purchase Price. The Purchase Price shall be delivered by the Investor in the form of a check or wire transfer made payable to the Company in United States Dollars from the Investor on the Closing Date.
ARTICLE III
CLOSING DATE AND DELIVERIES AT CLOSING
3.1 Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.
3.2 Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor, the following:
(a)	At or prior to Closing, an executed copy of this Agreement and the Registration Rights Agreement with all exhibits and schedules attached hereto and thereto; and

(b)	Within ten business days of Closing evidence of approval of the Board of Directors of the Company of the Transaction Documents and the transactions contemplated hereby.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

3.3 Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, the following:
(a)	A deposit in the amount of the Investor Funds;

(b)	The executed Agreement with all Exhibits and Schedules attached hereto;

(c)	The executed Registration Rights Agreement;

(d)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.
In the event any document provided to the other party in Paragraphs 3.2 and 3.3 herein are provided by facsimile, the party shall forward an original document to the other party within thirty (30) business days.
3.4 Further Assurances. The Company and the Investor shall, upon request, on or after the Closing Date, cooperate with each other (specifically, the Company shall cooperate with the Investor, and the Investor shall cooperate with the Company) by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.
3.5 Waiver. The Investor may waive any of the requirements of Section 3.2 of this Agreement, and the Company at its discretion may waive any of the provisions of Section 3.3 of this Agreement. The Investor may also waive any of the requirements of the Company.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
SUN NEW MEDIA, INC.
     The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:
4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified to do business in any other jurisdiction by virtue of the nature of the businesses conducted by it or the ownership or leasing
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

of its properties, except where the failure to be so qualified will not, when taken together with all other such failures, have a Material Adverse Effect on the business, operations, properties, assets, financial condition or results of operation of the Company and its subsidiaries taken as a whole.
4.2 Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-Laws, as amended or restated to date which have been filed with the Securities and Exchange Commission are a complete and correct copy of such document as in effect on the date hereof and as of the Closing Date.
4.3 Capitalization.
          4.3.1 The authorized and outstanding capital stock of the Company is as set forth in the SEC Documents. All shares of capital stock have been duly authorized and are validly issued, and are fully paid and no assessable, and free of preemptive rights.
          4.3.2 As of the date of this Agreement, the authorized capital stock of the Company consists of 750,000,000 shares of common Stock ($.01 par value) and 250,000,000 shares of preferred stock ($.01 par value), of which approximately 65 million shares of Common Stock are issued and outstanding. No shares of Preferred Stock are issued or outstanding. As of Closing, options to purchase an aggregate of approximately 1 million shares of Common Stock are outstanding. All outstanding shares of capital stock have been duly authorized and are validly issued, and are fully paid and nonassessable and free of preemptive rights. All shares of capital stock described above to be issued have been duly authorized and when issued, will be validly issued, fully paid and nonassessable and free of preemptive rights. Schedule 4.3.2 hereby contains all shares and derivatives currently and potentially outstanding under existing agreements, including employment agreements, acquisition, consulting agreements, debts, payments, financing or business relationships.
          4.3.3 Except pursuant to this Agreement and as set forth in Schedule 4.3 hereto, and as set forth in the Company’s SEC Documents, filed with the SEC, as of the date hereof and as of the Closing Date, there are not now outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company agrees to inform the Investors in writing of any additional warrants granted prior to the Closing Date.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

          4.3.4 The Company on the Closing Date (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, the Shares hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever; and (ii) upon conversion of the Note, the Investor will acquire good and marketable title to such Shares, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever, except as otherwise provided in this Agreement as to the limitation on the voting rights of such Shares in certain circumstances.
4.4 Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Note to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company is necessary to authorize this Agreement or to consummate the transactions contemplated hereby except as disclosed in this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
4.5 No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder will not: (i) conflict with or violate the Articles or By-Laws of the Company; (ii) conflict with, breach or violate any federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (collectively, “Laws”) in effect as of the date of this Agreement and applicable to the Company; or (iii) result in any breach of, constitute a default (or an event that with notice or lapse of time or both would become a default) under, give to any other entity any right of termination, amendment, acceleration or cancellation of, require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by the Company or any of its properties or assets is bound. Excluding from the foregoing are such violations, conflicts, breaches, defaults, terminations, accelerations, creations of liens, or incumbency that would not, in the aggregate, have a Material Adverse Effect.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

4.6 Report and Financial Statements. Each of the balance sheets contained in or incorporated by reference into the SEC Documents since September 18, 2005 (the “Financial Statements”) (including the related notes and schedules thereto) fairly presented the financial position of the Company, as of its date, and each of the statements of income and changes in stockholders’ equity and cash flows or equivalent statements in such Financial Statements (including any related notes and schedules thereto) fairly presents, for the periods to which they relate, in each case in accordance with United States generally accepted accounting principles (“U.S. GAAP”) consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements. The books and records of the Company have been, and are being, maintained in all material respects in accordance with U.S. GAAP and any other applicable legal and accounting requirements and reflect only actual transaction.
4.7 Compliance with Applicable Laws. The Company is not in violation of, or, to the knowledge of the Company is under investigation with respect to or has been given notice or has been charged with the violation of any Law of a governmental agency, except for violations which individually or in the aggregate do not have a Material Adverse Effect.
4.8 Brokers. Except as set forth on Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.
4.9 SEC Documents. The Company acknowledges that the Company is a publicly held company and has made available to the Investor after demand true and complete copies of any requested SEC Documents. The Company has registered its Common Stock pursuant to the 1934 Act, and the Common Stock is quoted and traded on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. The Company has received no notice, either oral or written, with respect to the continued quotation or trading of the Common Stock on the OTC Bulletin Board. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

4.10 Litigation. To the knowledge of the Company, no litigation, claim, or other proceeding before any court or governmental agency is pending or to the knowledge of the Company, threatened against the Company, the prosecution or outcome of which may have a Material Adverse Effect.
4.11 Exemption from Registration. Subject to the accuracy of the Investor’s representations in Article V, except as required pursuant to the Registration Rights Agreement, the sale of the Common Stock by the Company to the Investor will not require registration under the 1933 Act, but may require registration under New York state securities law if applicable to the Investor. When validly converted in accordance with the terms of the Note in accordance with their terms, the Shares underlying the Note will be duly and validly issued, fully paid, and non-assessable. The Company is issuing the Note in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D as promulgated by the SEC under the 1933 Act, and/or Section 4(2) of the 1933 Act; provided, however, that certain filings and registrations may be required under state securities “blue sky” laws depending upon the residency of the Investor.
4.12 No General Solicitation or Advertising in Regard to this Transaction. Neither the Company nor any of its Affiliates nor, to the knowledge of the Company, any Person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D as promulgated by the SEC under the 1933 Act) or general advertising with respect to the sale of the Note, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Note, under the 1933 Act, except as required herein.
4.13 No Material Adverse Effect. Since September 30th, 2005, no event or circumstance resulting in a Material Adverse Effect has occurred or exists with respect to the Company. No material supplier or customer has given notice, oral or written, that it intends to cease or reduce the volume of its business with the Company from historical levels. Since September 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under any applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in writing to the Investor.
4.14 Material Non-Public Information. The Company has not disclosed to the Investors any material non-public information that (i) if disclosed, would reasonably be expected to have a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

4.15 Internal Controls And Procedures. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are executed with management’s authorization; (ii) the recorded accounting of the Company’s consolidated assets is compared with existing assets at regular intervals; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; and (iv) all transactions to which the Company or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.
4.16 Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE INVESTORS
The Investor represents and warrants to the Company that:
5.1 Organization and Standing of the Investor. The Investor is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Note or the shares of Common Stock which are the subject of this Agreement.
5.2 Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

5.3 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.
5.4 Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.
5.5 Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.
5.6 Brokers. Except as set forth in Schedule 4.8, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

5.7 Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.
5.8 Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.
5.9 Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.
5.10 Payment of Due Diligence Expenses. Within ten (10) business days of the Closing, the Company shall disperse to the Investor Fifty Thousand Dollars ($50,000.00) for due diligence expenses.
ARTICLE VI
COVENANTS OF THE COMPANY
6.1 Registration Rights. The Company shall cause the Registration Rights Agreement to remain in full force and effect according to the provisions of the Registration Rights Agreement and the Company shall comply in all material respects with the terms thereof.
6.2 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock underlying the Note.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

6.3 Compliance with Laws. The Company hereby agrees to comply in all respects with the Company’s reporting, filing and other obligations under the Laws.
6.4 Exchange Act Registration. The Company will continue its obligation to report to the SEC under the 1934 Act and will use its best efforts to comply in all respects with its reporting and filing obligations under Section 12 of the 1934 Act, and will not take any action or file any document (whether or not permitted by the 1934 Act or the rules thereunder) to terminate or suspend any such registration or to terminate or suspend its reporting and filing obligations under the 1934 until the Investors have disposed of all of their Shares.
6.5 Corporate Existence; Conflicting Agreements. The Company will take all steps necessary to preserve and continue the corporate existence of the Company. The Company shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of the Company to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.
6.6 Reset Equity Deals. On or prior to the Closing Date, the Company will cause to be cancelled any and all reset features related to any shares outstanding that could result in additional shares being issued, that do not contain a floor price or a number of share maximum issuance. For a period of two years from the Closing the Company will not enter into any transactions that have any reset features that could result in additional shares being issued based upon the trading price of the Company’s stock on a date after such transaction.
6.7 Use of Proceeds. The Company will use the proceeds from the sale of the Note (excluding amounts paid by the Company for legal and administrative fees in connection with the sale of such securities) for working capital and acquisitions.
6.8 Right of First Refusal. Each Investor shall have the right to participate in any subsequent cash funding by the Company on a pro rata basis (based upon their percentage holding of the Company’s then fully diluted outstanding shares) at One Hundred percent (100%) of the offering price within 5 US business days after any subsequent offer of shares is completed.
6.9 Price Adjustment. For two years from the Closing Date, if other than in an Exempt Issuance the Company closes on the sale of a convertible note or notes, shares of Common Stock, or shares of any class of Preferred Stock at a price per share of Common Stock, or with a conversion right to acquire Common Stock at a price per share of Common Stock, that is less than the Conversion Price (as adjusted pursuant to the terms of the applicable instrument) (collectively, a “Dilutive Issuance”) , the Company shall make a post-Closing adjustment in the Conversion Price so that the effective price per share to be paid by the Investor upon conversion of the Note, to the extent then not yet converted, or any warrants issued pursuant to the Stock Purchase Agreement of even date herewith (the “Warrants”), to the extent then not yet exercised, is reduced to being equivalent to such lower conversion price.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

6.10 Adjustment Based on Earnings Per Share. In the event the Company earns below $0.30 per share (where such earnings in this paragraph shall always be defined as earnings before interest, tax, depreciation and amortization on a fully diluted basis as reported for the audited fiscal year ended March 31st, 2007 (or the unaudited results for the twelve months ended March 31, 2007 if the Company’s fiscal year does not then end on March 31) from continuing operations before any non-recurring items) then the conversion price of the Convertible Note shall be reduced at the time the audited numbers are reported. The conversion price shall be reduced by the pro rata percentage decline in earnings before interest, tax, depreciation and amortization on a fully diluted basis as reported to the SEC. For example, Conversion Price shall be reduced proportionately by 0% if the earnings are $0.30 per share or greater and by a maximum of a 50% reduction if the earnings are $0.15 per share (50% decrease) or below. Notwithstanding anything to the contrary set forth herein, in the event that more than one event triggers a reduction in the conversion price pursuant to this Agreement, no such adjustment for any single event shall be greater then 80% of the then current conversion price. Adjustments pursuant to this Section shall be made within five business days of the audited numbers being reported to the SEC.
6.11 Insider Selling. No executive officers of the Company shall sell any Company Common Stock prior to one year following the Closing. Andrew Barron Worden and the Investor shall not be considered subject to the foregoing restriction. In addition, the foregoing restriction shall not apply to Sun Media Investment Holdings (“SM Holdings”), it being understood that SM Holdings intends to transfer certain shares to third parties in consideration of matters unrelated to the Company and may also consider transfers or other transactions with third parties in connection with transactions believed to have strategic benefit to the Company.
6.12 Employment and Consulting Contracts. For two years after the Closing, any equity grants to executive officers shall be subject to a unanimous determination by the Compensation Committee of the Board of Directors that such awards are fair and reasonable to the Company.
6.13 Subsequent Equity Sales. From the date hereof until such time as Investor no longer holds any of the Securities, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction” (as defined below). The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities. Investor shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 6.16 shall not apply in
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance.
6.14 Amendment to Certificate of Incorporation. At or before the next annual meeting of the stockholders of the Company, the Board of Directors shall propose and submit to the holders of the Common Stock for approval, an amendment to the Articles of Incorporation that provides substantially as follows:
“The terms and conditions of any rights, options and warrants approved by the Board of Directors may provide that any or all of such terms and conditions may be waived or amended only with the consent of the holders of a designated percentage of a designated class or classes of capital stock of the Corporation (or a designated group or groups of holders within such class or classes, including but not limited to disinterested holders), and the applicable terms and conditions of any such rights, options or warrants so conditioned may not be waived or amended absent such consent.”.
6.15 Stock Splits. For as long as the Warrants remain outstanding, the Company shall not effect any forward or reverse stock splits in a manner that favors any holder of any class of securities over the holders of the Note and the Warrants.
ARTICLE VII
COVENANTS OF THE INVESTOR
7.1 Compliance with Law. The Investor’s trading activities with respect to shares of the Company’s Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Company’s Common Stock is listed.
7.2 Transfer Restrictions. The Investor’s acknowledge that (1) the Note and shares underlying the Note have not been registered under the provisions of the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Note and shares underlying the Note to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Note and shares underlying the Note made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.
7.3 Restrictive Legend. The Investor acknowledges and agrees that the Note and the Shares underlying the Note, and, until such time as the Shares underlying the Note have been registered under the 1933 Act and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.” 7.4
7.4 Amendment to Certificate of Incorporation. Investor hereby agrees to vote any shares of capital stock that it may own directly or beneficially, for the amendment to the Certificate of Incorporation referenced in Section 6.14. Pending adoption of such amendment, Investor hereby agrees for itself and its successors and assigns that neither this Section 7.4 or Section 6.14 above, or any restriction on exercise of the Warrant shall be amended, modified or waived without the consent of the holders of a majority of the shares of Common Stock held by Persons who are not Affiliates of the Company, or the Investor or Affiliates of the Investor.
ARTICLE VIII
CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS
     The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:
8.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.
8.2 Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

8.3 Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.
8.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.
ARTICLE IX
CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS
     The obligation of the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:
9.1 No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.
9.2 Representations True and Correct. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.
9.3 Compliance with Covenants. The Company shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.
9.4 No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.
ARTICLE X
TERMINATION, AMENDMENT AND WAIVER
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

10.1 Termination. This Agreement may be terminated at any time prior to the Closing Date
     10.1.1 by mutual written consent of the Investor and the Company;
     10.1.2 by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company or the Investor, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article VIII or Article IX hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non-breaching party setting forth in detail the nature of such breach.
10.2 Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 10.1 hereof, there shall be no liability on the part of the Company or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease; provided that in the event of a Terminating Breach, the breaching party shall be liable to the non-breaching party for all costs and expenses incurred by the non-breaching party not to exceed $50,000.00.
10.3 Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.
10.4 Waiver. At any time prior to the Closing Date, the Company or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.
ARTICLE XI
GENERAL PROVISIONS
11.1 Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

with this Agreement; provided, the Company shall pay Investor such due diligence expenses as described in section 5.10.
11.2 Indemnification. The Investor agrees to indemnify, defend and hold the Company (following the Closing Date) and its officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The Company agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of, result from or relate to any breach of this Agreement or failure by the Company to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. In no event shall the Company or the Investors be entitled to recover consequential or punitive damages resulting from a breach or violation of this Agreement nor shall any party have any liability hereunder in the event of gross negligence or willful misconduct of the indemnified party. In the event of a breach of this Agreement by the Company, the Investor shall be entitled to pursue a remedy of specific performance upon tender into the Court an amount equal to the Purchase Price hereunder.
11.3 Headings. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
11.4 Entire Agreement. This Agreement (together with the Schedule, Exhibits and documents referred to herein) constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.
11.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:
If to the Company:
Sun New Media, Inc.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

22 f/Sino Favour Centre
No. 1 On Yip Street
Chai Wan
Hong Kong
Attention: Bruno Wu
With a copy to:
DLA Piper Rudnick Gray Cary US LLP
2000 University Avenue
East Palo Alto, CA 94303-2248
Attn: Peter M. Astiz
Fax: 650-833-2001
If to the Investor:
Barron Partners L.P.
c/o Barron Capital Advisors, LLC
730 Fifth Avenue, 9th Floor
New York, New York 10019
Attn: Andrew Barron Worden
11.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
11.7 Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.
11.8 Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

11.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to applicable principles of conflicts of law.
11.10 Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of New York. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the Federal Courts serving the State of New York. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.
11.11 Preparation and Filing of Securities and Exchange Commission filings. The Investor shall reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date due after the Closing Date.
11.12 Further Assurances, Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.
11.13 Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby.
11.14 Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.
11.15 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

11.16 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.
[SIGNATURES ON FOLLOWING PAGE]
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

     IN WITNESS WHEREOF, the Investors and the Company have as of the date first written above executed this Agreement.
THE COMPANY:
SUN NEW MEDIA, INC.
/s/ Bruno Wu

By: Bruno Wu
Title: Chairman
INVESTOR:
BARRON PARTNERS LP
By: Barron Capital Advisors, LLC, its General Partners
/s/ Andrew Barron Worden

Andrew Barron Worden
President
730 Fifth Avenue, 9th Floor
New York NY 10019
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

Schedule A

		NUMBER OF SHARES
		OF COMMON STOCK
	AMOUNT OF	INTO WHICH
NAME AND ADDRESS	INVESTMENT	NOTE IS CONVERTIBLE
Barron Partners LP
730 Fifth Avenue, 9th Floor
New York, New York 10019
Attn: Andrew Barron Worden	$918,000.0	450,000.0
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

Schedule 4.3.2 – Capitalization
The Company is currently obligated to issues shares in accordance with terms of the following transactions:
•	The Company will issue up to 26,700,000 shares of its Common Stock to Sun Business Networks, Ltc. for the Publishing Assets.

•	The Company will issue up to 19,998,320 shares of its common stock to Sun Business Network Ltd. for Beijing properties and shares of Asia Premium Television Group.

•	The Company will issue up to 20,900,000 shares of its common stock to certain individuals for the China Focus Channel

•	The Company will issue up to 2,008,929 shares to Sun Media Investment Holdings for shares of Sun Business Network Ltd.

•	The Company will issue up to 853,333 shares to certain individuals in connection with the Telefaith transaction.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

     Schedule 4.8 – List of Brokers
Doug Toth
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

Exhibit A
Promissory Note
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

Exhibit B
Registration Rights Agreement
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

Exhibit C
Conversion Price Adjustment
     If the acquisition of Focus Channel Development (the “The Proposed Transaction”) does not close within 90 days post Closing the conversion price reduced by 65% per share.
NOTE PURCHASE AGREEMENT BETWEEN
SUN NEW MEDIA, INC. AND BARRON PARTNERS LP

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.
A NOTE PURCHASE AGREEMENT DATED AS OF DECEMBER 31, 2005 (THE “PURCHASE AGREEMENT”), A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS BETWEEN THE PARTIES WITH RESPECT TO THIS NOTE. IN PARTICULAR, THE PURCHASE AGREEMENT INCLUDES A PROVISION THAT WAIVES ADJUSTMENT OF THE CONVERSION PRICE OF THIS NOTE IN CERTAIN CIRCUMSTANCES.
CONVERTIBLE NOTE
Date of Issuance:     December 31, 2005
Principal Amount:    $918,000.00
Location:                  New York, New York
FOR VALUE RECEIVED, SUN NEW MEDIA, INC, a Minnesota corporation (hereinafter called “Borrower”), hereby promises to pay to BARRON PARTNERS, LP, 730 Fifth Avenue, 9th Floor, New York, New York, 10019 (the “Holder”), or order, the sum of Nine Hundred and Eighteen Thousand and No Cents ($918,000.00) (“Principal”), on December 31, 2008 (the “Maturity Date”), but the maturity of this Note is automatically extended on a month by month basis.
ARTICLE I
GENERAL PROVISIONS
1.1 Note Purchase Agreement. This Convertible Note (“Note”) is issued pursuant to that certain Note Purchase Agreement between Borrower and Holder of even date herewith and is subject to the terms and conditions of that agreement.
1.2 Paid-In-Kind Interest. This Note will bear an interest rate paid in kind of twenty-two percent annually until maturity.

ARTICLE II
CONVERSION RIGHTS
     The Holder shall have the right or obligation to convert the Principal of this Note into shares of the Borrower’s Common Stock as set forth below.
2.1. Conversion into Borrower’s Stock.
     (a) The Holder shall have the right, exercisable at any time from and after the date of issuance of this Note until this Note is fully paid, to convert the entire outstanding and unpaid Principal of this Note upon delivery of a Notice of Conversion in the form attached hereto (the date of giving of such Notice of Conversion being the “Conversion Date”) into fully paid and nonassessable shares of Borrower’s Common Stock, par value $0.01 per share, at the Conversion Price (defined below);
     (b) Subject to clause (c) below and Section 6.14 of the Note Purchase Agreement, the “Conversion Price” per share of Borrower’s Common Stock shall be $2.04.
     (c) The character and amount of securities or other property issuable upon conversion of this Note and the Conversion Price are subject to adjustment upon the occurrence of the following events, and all such adjustments shall be cumulative:
     (i) The Conversion Price of this Note and the number of shares of Common Stock issuable upon conversion of this Note shall be appropriately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of stock or securities.
     (ii) In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), then, in each case, the Holder, on conversion hereof at any time after the consummation or effective date of such Reorganization (the “Effective Date”), shall receive, in lieu of the             shares of Borrower’s stock or other securities at any time issuable upon the conversion of the Note prior to the Effective Date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon the Effective Date if such Holder had converted this Note immediately prior thereto.
     (iii) If a Dilutive Issuance (as that term is defined in the Note Purchase Agreement) occurs, then the Company shall adjust the Conversion Price in accordance with the provisions of Section 6.9 of such Note Purchase Agreement.
     (d) In case of any adjustment or readjustment in the price or kind of securities issuable on the conversion of this Note pursuant to clause (c) above, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.

     (e) Borrower covenants and agrees to reserve out of its authorized and unissued Common Stock the number of shares of capital stock into which this Note may be converted. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares upon the conversion of this Note.
          a. (f) If the weighted average public market trading price of the Company’s common stock is equal to or in excess of $4.00 for a period of thirty (30) consecutive Trading Days and (i) there is an effective Registration Statement covering the shares of common stock underlying this Note during such thirty (30) consecutive day period or (ii) the Holder has been provided with an opportunity to effect a transaction the result of which provides the Holder with liquidity with an effect substantially the same as if such registration statement were effective (but only as to the number of shares with respect to which such liquidity is provided), the Company may require that the Holder convert the Note (“Automatic Conversion Notice”). Upon receipt of the Automatic Conversion Notice, the Holder must convert the Note into common stock of the Company at an amount no less than 20% of the current daily trading volume of the common stock until fully converted. In no event may the Company require the Investor to exercise any such warrant that would force the Investor to violate the 4.9% provision in the Stock Purchase Agreement or this Note Agreement; provided that so long as such limitation is effective, the Investor must sell or otherwise dispose of shares of Common Stock upon conversion of this Note or upon the exercise of any Company warrants upon issuance. This Note does not expire if the provisions of this paragraph are triggered by the 4.9% limitation as stated above; provided however, that upon delivery of the Automatic Conversion Notice, all ongoing covenants of the Company or other provisions with respect to adjustment of the conversion price of the Notes shall terminate and be of no further force or effect.
     2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part.
     2.3 Maximum Exercise.
     (a) The Holder shall not be entitled to convert this Note in connection with that number of shares of common stock which would be in excess of the sum of (i) the number of shares of Common Stock “beneficially owned” (defined below) by the Holder and its affiliates on the Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of this limitation is being made on the Conversion Date, which, would result in “beneficial ownership” by the Holder and its affiliates of more than 4.9% of the outstanding shares of Common Stock on the Conversion Date. For the purposes of the immediately preceding sentence, “beneficial ownership” shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate conversion which would result in the issuance of more than 4.9% of the outstanding shares of Common Stock.

     (b) This Section 2.3 may be waived or amended only with the consent of the Holder and the consent of holders of a majority of the shares of outstanding Common Stock of the Company who are not Affiliates. For the purposes of the immediately preceding sentence, the term “Affiliate” shall mean: (a) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Holder; and (b) any Holder who beneficially owns any shares of the Company’s Common Stock.
ARTICLE III
EVENT OF DEFAULT
     The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of Principal then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:
     3.1 Failure to Pay Principal. The Borrower fails to pay the Principal or other sum due under this Note when due.
     3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Note Purchase Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) business days after the earlier of (i) written notice to the Borrower from the Holder or (ii) the date that the Borrower learns of such breach.
     3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Note Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date (as defined in the Note Purchase Agreement).
     3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.
     3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $150,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.
     3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

     3.7 Delisting. Delisting of the Borrower’s Common Stock from the OTC Bulletin Board (“OTCBB”) or such other principal exchange on which the Common Stock is listed for trading; failure to comply with the requirements for continued listing on the OTCBB for a period of thirty consecutive trading days after receiving written notice thereof.
     3.8 Stop Trade. An SEC or judicial stop trade order or principal market trading suspension that lasts for five or more consecutive trading days.
ARTICLE IV
MISCELLANEOUS
     4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
     4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be delivered in the manner and to the address specified in the Purchase Agreement.
     4.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.
     4.4 Assignability. The Borrower may not assign its rights and obligations hereunder without the Holder’s prior written consent, which may be withheld in its sole discretion. This Note shall be binding upon the Borrower and its successors and permitted assigns, and shall inure to the benefit of the Holder and its successors and assigns.
     4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.
     4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. If any action is brought between the parties with respect to this Note or otherwise, by way of a claim or counterclaim, the parties irrevocably waive their right to a trial by jury in any such action and on all issues. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

     4.7 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower prior to conversion of this Note. However, after the Conversion Date, the Holder will have the right of a shareholder of the Borrower with respect to the shares of Common Stock to be received upon conversion of this Note.
IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer on this 31st day of December, 2005.

SUN NEW MEDIA, INC.
/s/ Bruno Wu
By: Bruno Wu
Title: Chairman

NOTICE OF CONVERSION
(To be executed by the Registered Holder in order to convert the Note)
The undersigned hereby elects to convert the principal of the Note issued by SUN NEW MEDIA, INC on                                         , 2006 into                    shares of Common Stock of SUN NEW MEDIA, INC. (the “Borrower”) according to the terms set forth in such Note, as of the date written below.
Date of Conversion:                                          , 2006
Shares To Be Delivered:                                         shares of Common Stock

Signature:

Print Name:

Address: